UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2021

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: (949) 542-3130

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

As previously disclosed, on June 1, 2021, CareTrust REIT, Inc.’s (the “Company”) wholly owned subsidiaries, CTR Partnership, L.P. and CareTrust Capital Corp. (together with CTR Partnership, L.P., the “Issuers”), gave conditional notice of optional full redemption pursuant to the Indenture, dated as of May 24, 2017, by and among the Issuers, the Company, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated May 24, 2017, and the Second Supplemental Indenture, dated May 7, 2020, that, subject to the satisfaction or waiver of specified conditions precedent, the Issuers had elected to redeem (the “Redemption”) on July 1, 2021 (the “Redemption Date”) all $300.0 million aggregate principal amount of their outstanding 5.25% Senior Notes due 2025 (the “2025 Notes”).

The Redemption was subject to and conditioned upon the Issuers deposit with the Trustee of funds from one or more debt financing transactions in an amount sufficient to pay the redemption price plus accrued and unpaid interest, if any, on the 2025 Notes up to, but not including, the Redemption Date (the “Financing Condition”). The Financing Condition was satisfied on June 30, 2021 and the 2025 Notes were redeemed on the Redemption Date. The 2025 Notes were redeemed at a redemption price equal to 102.625% of the principal amount of the 2025 Notes, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer